UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See discussion in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 15, 2015, Old Dominion Electric Cooperative (“ODEC”) issued $332.0 million of first mortgage bonds in a private placement. The bonds consist of $260.0 million of 4.46% First Mortgage Bonds, 2015 Series A due December 1, 2044; and $72.0 million of 4.56% First Mortgage Bonds, 2015 Series B due December 1, 2053.

The terms and conditions of the bonds were established pursuant to the Third Supplemental Indenture, dated as of November 1, 2014 (the “Third Supplemental Indenture”), to the Second Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2011, with Branch Banking and Trust Company, as trustee (as amended and supplemented, the “Indenture”). A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.1. The bonds will be secured equally and ratably with all other obligations outstanding under the Indenture. The Indenture grants a lien on substantially all of our real property and tangible personal property and some of our intangible personal property in favor of the trustee, with limited exceptions. The terms and conditions of the Indenture, such as those relating to events of default and acceleration, are the same for all obligations outstanding under the Indenture, including the bonds issued pursuant to the Third Supplemental Indenture.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The Exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of November 1, 2014, to the Second Amended and Restated Indenture of Mortgage and Deed of Trust with Branch Banking and Trust Company, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: January 16, 2015	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

3